SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 15, 2003

ANTARES PHARMA, INC.

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-20945	41-1350192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

707 Eagleview Boulevard, Suite 414, Exton, PA 19341

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (610) 458-6200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

THE FOLLOWING IS A SUMMARY OF THE DOCUMENTS DISCUSSED BELOW AND IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF SUCH DOCUMENTS OR THE TRANSACTIONS WHICH ARE THE SUBJECT OF SUCH DOCUMENTS. REFERENCE IS MADE TO THE COPIES OF SUCH DOCUMENTS ATTACHED HERETO AS EXHIBITS FOR A COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF SUCH DOCUMENTS.

Item 5. Other Events.

On September 15, 2003, Antares Pharma, Inc. (the “Company”) completed two separate transactions pursuant to which certain debtholders converted debt owed to them by the Company into equity. First, Dr. Jacques Gonella, the Company’s largest shareholder, converted $2,300,000.00 aggregate principal amount of debt owed to him, together with $98,635.69 in accrued interest, into 2,398,635 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a price of $1.00 per share (the same price at which the Company issued 4,000,000 shares of its Common Stock in a private placement in July 2003). As further consideration for Dr. Gonella’s agreement to convert his debt, the Company issued to Dr. Gonella a five-year warrant to purchase 1,798,976 shares of Common Stock at $1.25 per share. The Company granted Dr. Gonella customary piggyback registration rights with respect to the shares of Common Stock issued and issuable upon exercise of the warrant.

Additionally, Xmark Fund, Ltd., Xmark Fund, L.P. and SDS Merchant Fund, LP (collectively, the “Investors”) converted $1,218,742.57 aggregate principal and accrued interest amount of the Company’s 8% Senior Secured Convertible Debentures and Amended and Restated 8% Senior Secured Convertible Debentures (collectively, the “Debentures”) into 243,749 shares of the Company’s Series D Convertible Preferred Stock (the “Series D Preferred”). Each share of Series D Preferred is currently convertible into ten shares of the Company’s Common Stock, resulting in an aggregate of 2,437,490 shares of Common Stock issuable upon conversion of the Series D Preferred. As a result, the Series D Preferred is convertible into the same number of shares of Common Stock as were the Debentures. The Company granted the Investors customary demand and piggyback registration rights with respect to the shares of Common Stock issuable upon conversion of the Series D Preferred.

In connection with the conversion of the Debentures into the Series D Preferred, the Investors also executed lien release letters terminating the security interest the Investors held in the Company’s assets. As consideration for the Investors’ release of the security interest, the Company agreed to adjust the exercise price of certain warrants issued to the Investors on January 31, 2003 from $0.55 per share to $0.40 per share. These warrants are exercisable for an aggregate of 2,932,500 shares of Common Stock.

Pursuant to the Investors’ exchange of Debentures, the Company also amended the July 7, 2003 Purchase Agreement under which the Xmark funds were granted the right to designate one individual to serve on the Company’s Board of Directors (the “Board”) and the additional right to have one representative of the Xmark funds observe all meetings of the Board. While the Xmark funds retained the right to have a representative observe the Company’s Board meetings, the Xmark funds no longer have the right to designate a director to serve on the Board.

On September 15, 2003, the Company issued a press release announcing the completion of these transactions, a copy of which is attached hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

3.8	Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock of Antares Pharma, Inc.
10.56	Investment Letter and Conversion Notice, dated September 12, 2003, from Dr. Jacques Gonella
10.57	Securities Exchange Agreement, dated September 12, 2003, by and among Antares Pharma, Inc., XMark Fund, L.P., XMark Fund, Ltd. and SDS Merchant Fund, LP
10.58	Form of Lien Release Letter, dated July 7, 2003
99.1	Press Release dated September 15, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 15, 2003

ANTARES PHARMA, INC.

By:	/s/ ROGER G. HARRISON
Roger G. Harrison Chief Executive Officer